SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                        April 13, 2000 (March 30, 2000)

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                 001-14195                   65-0723837
        --------                 ---------                   ----------
(State or Other Jurisdiction     (Commission                 (IRS Employer
    of Incorporation)            File Number)                Identification No.)




     116 Huntington Avenue
     Boston, Massachusetts                                             02116
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

The following information serves to update the status of the AT&T transaction as previously disclosed in the current reports on Form 8-K filed by American Tower Corporation (the "Company") on January 31, 2000 and March 14, 2000:

On March 30, 2000, the Company acquired 577 additional towers and paid cash consideration of approximately $42.9 million under the terms of the Purchase and Sale Agreement, dated as of September 10, 1999, by and between the Company and AT&T Corp. The Company financed the transaction with proceeds from the February 2000 convertible note offering.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         Exhibit 10.1 Purchase and Sale Agreement, dated as of September 10, 1999, by and between the Company and AT&T Corp., a New York corporation.*

* Filed as Exhibit 10.1 from the Company's Current Report on Form 8-K dated September 17, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               AMERICAN TOWER CORPORATION
                                               (Registrant)


Date: April 13, 2000                           By: /s/ Justin D. Benincasa
                                                   Name: Justin D. Benincasa
                                                   Title: Vice President and
                                                           Corporate Controller